CONSENT OF MALONE & BAILEY, PLLC, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form SB-2) of our report dated September 10, 1998 for the fiscal year ended June 30, 1998 and for the period from October 28, 1997 (date of inception) through June 30, 1998.



MALONE & BAILEY, PLLC
Houston, Texas

September 17, 1998